United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2021 (February 1, 2021)

Washington Federal, Inc.

(Exact name of registrant as specified in its charter)

Washington	001-34654	91-1661606
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

425 Pike Street Seattle, WA	98101
(Address of principal executive offices)	(Zip code)

(206)-624-7930

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $1.00 Per Share	WAFD	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03.	Material Modification to Rights of Security Holders.

On February 8, 2021, Washington Federal, Inc. (the “Company”) issued and sold 12,000,000 depositary shares (the “Depositary Shares”), each representing a 1/40th ownership interest in a share of 4.875% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A, par value $1.00 per share (the “Series A Preferred Stock”). The Company filed an amendment to its Restated Articles of Incorporation, including a Certificate of Designations with the Secretary of State of the State of Washington, establishing the voting rights, powers, preferences and privileges, and the relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the Series A Preferred Stock on February 4, 2021 (the “Amendment”). Holders of the Depositary Shares will be entitled to all proportional rights and preferences of the Series A Preferred Stock (including, dividend, voting, redemption and liquidation rights).

Under the terms of the Series A Preferred Stock, the ability of the Company to pay dividends on, make distributions with respect to, or to repurchase, redeem or otherwise acquire its common stock or any preferred stock ranking on parity with or junior to the Series A Preferred Stock, is subject to certain restrictions in the event that the Company does not declare and either pay or set aside a sum sufficient for payment of dividends on the Series A Preferred Stock for the immediately preceding dividend period. The Series A Preferred has a liquidation preference of $1,000 per share.

The description of the terms of the Series A Preferred Stock is qualified in its entirety by reference to the Amendment, which is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

In connection with the issuance of the Depositary Shares, the Company entered into a Deposit Agreement, dated as of February 8, 2021 (the “Deposit Agreement”), by and among the Company, American Stock Transfer & Trust Company, LLC, as depositary, and the holders from time to time of the depositary receipts (the “Depositary Receipts”) evidencing the Depositary Shares. The Series A Preferred Stock were deposited against the delivery of the Depositary Receipts pursuant to the Deposit Agreement. The Deposit Agreement is attached hereto as Exhibit 4.1 and the form of Depositary Receipt is attached hereto as Exhibit 4.2. The foregoing description of the Deposit Agreement is entirely qualified by reference to such exhibit, which is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

The Amendment became effective upon filing with the Secretary of State of the State of Washington and it amends the Company’s Restated Articles of Incorporation. The terms of the Series A Preferred Stock are more fully described in Item 3.03 of this Current Report on Form 8-K and the Amendment, which is attached hereto as Exhibit 3.1, both of which are incorporated by reference herein.

Item 8.01.	Other Events.

On February 1, 2021, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, BofA Securities, Inc., UBS Securities LLC and Wells Fargo Securities, LLC as representatives of the several underwriters listed on Schedule I to the Underwriting Agreement (collectively, the “Underwriters”), to issue and sell to the Underwriters an aggregate amount of 12,000,000 Depositary Shares, each representing a 1/40th ownership interest in a share of the Series A Preferred Stock in a public offering pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-252519) (the “Registration Statement”) and a related prospectus, including the related prospectus supplement, filed with the Securities and Exchange Commission.

The foregoing summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference into this Item 8.01 and into the Registration Statement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated February 1, 2021, by and between Washington Federal, Inc. and Morgan Stanley & Co. LLC, BofA Securities, Inc., UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the underwriters named in Schedule I thereto.

3.1	Articles of Amendment, dated February 4, 2021, to the Company’s Restated Articles of Incorporation, including the Certificate of Designations of 4.875% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A.

4.1	Deposit Agreement, dated February 8, 2021, by and among the Company, American Stock Transfer & Trust Company LLC, and the holders from time to time of the depositary receipts described therein.

4.2	Form of Depositary Receipt (included in Exhibit 4.1).

5.1	Opinion of Fox Rothschild LLP.

5.2	Opinion of Sidley Austin LLP.

23.1	Consent of Fox Rothschild LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.2 hereto).

104	Cover Page Interactive Data File - The cover page XBRL tags are embedded within the inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON FEDERAL, INC.

By:	/s/ Vincent L. Beatty
Name:	Vincent L. Beatty
Title:	Executive Vice President, Chief Financial Officer

Dated: February 8, 2021